The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-217329

Subject to Completion. Dated December 5, 2017

Prospectus Supplement to Prospectus dated April 17, 2017

$225,000,000

GW Pharmaceuticals plc
(Incorporated in England and Wales)

Representing      Ordinary Shares

GW Pharmaceuticals plc is offering $225,000,000 of American depositary shares, or ADSs, in this offering. Each ADS will represent 12 ordinary shares, par value £0.001 per share.

The ADSs are quoted on the Nasdaq Global Market under the symbol “GWPH”. The last reported sale price of the ADSs on December 4, 2017 was $115.44 per ADS.

See “Risk Factors” on page S-11 of this prospectus supplement to read about factors you should consider before buying the ADSs.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Initial price to public	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain FINRA-related expenses.

The underwriters have the option to purchase up to an additional $33,750,000 ADSs from us at the initial price to public less the underwriting discount.

The underwriters expect to deliver the ADSs to purchasers against payment in New York, New York on or about December   , 2017.

Goldman Sachs & Co. LLC	Morgan Stanley	BofA Merrill Lynch	Cowen

Prospectus Supplement dated December       , 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus dated April 17, 2017 relating to our ordinary shares and American depositary shares, or ADSs. You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus that we authorize to be distributed to you. We have not, and the underwriters have not, authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in, or incorporated by reference into this prospectus supplement or the accompanying prospectus speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus includes or incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus applicable to that jurisdiction.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Epidiolex®, Sativex®, the GW logo and other trademarks or service marks of GW Pharma appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of GW Pharma. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement, “GW Pharma,” the “Group,” the “Company,” “we,” “us” and “our” refer to GW Pharmaceuticals plc and its consolidated subsidiaries, except where the context otherwise requires.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement or the documents incorporated by reference herein to “$” are to U.S. dollars, all references to “£” are to pounds sterling and all references to “€” are to euros. Solely for the convenience of the reader, unless otherwise indicated, all pounds sterling amounts as at and for the year ended September 30, 2017 have been translated into U.S. dollars at the rate at September 29, 2017, the last business day of our fiscal year ended September 30, 2017, of £0.7486 to $1.00.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, are forward-looking statements.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

•	the inherent uncertainty of product development;
•	our and our contract manufacturers’ ability to successfully manufacture commercial quantities of our products in compliance with regulatory requirements;
•	our ability to establish and maintain commercialization organizations in the United States, Europe and elsewhere;
•	our ability to submit and maintain Investigational New Drug applications, or INDs, and New Drug Applications, or NDAs, with the U.S. Food and Drug Administration, or FDA, including our NDA for Epidiolex as submitted on October 27, 2017;
•	our ability to successfully design, commence and complete clinical trials;
•	our ability to receive and maintain regulatory exclusivities, including Orphan Drug Designations for our drugs and our drug candidates;
•	patents, including, but not limited to, our ability to have patents issued covering our drugs, drug candidates and processes, as well as oppositions and legal challenges;
•	government regulation and approval, including, but not limited to, the expected timing of potential regulatory approval dates for Epidiolex;
•	future revenue being lower than expected;
•	the level of pricing and reimbursement for our products and product candidates, if approved;
•	increasing competitive pressures in our industry;
•	general economic conditions or conditions affecting demand for the products offered by us in the markets in which we operate, both domestically and internationally, being less favorable than expected;
•	currency fluctuations and hedging risks;
•	worldwide economic and business conditions and conditions in the industry in which we operate;

•	our relationships with our customers and suppliers;
•	increased competition from other companies in the industry in which we operate;
•	changing technology;
•	claims for personal injury or death arising from the use of products and product candidates produced by us;
•	the occurrence of accidents or other interruptions to our production processes;
•	changes in our business strategy or development plans, and our expected level of capital expenses;
•	our ability to attract and retain qualified personnel, including with respect to our preparation for potential commercialization of Epidiolex;
•	regulatory, environmental, legislative and judicial developments;
•	our intention not to pay dividends; and
•	factors that are not known to us at this time.

Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under “Risk Factors” or elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement and the accompanying prospectus not to occur. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only at the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement and the accompanying prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

NOTE REGARDING EXPANDED ACCESS STUDIES

The expanded access studies we are currently supporting are uncontrolled, carried out by individual physician investigators independent from us, and not always conducted in strict compliance with Good Clinical Practices, all of which can lead to an observed treatment effect that may differ from one seen in placebo-controlled trials. Data from these studies provide only anecdotal evidence of efficacy for regulatory review, although they may provide supportive safety information for regulatory review. These studies contain no control or comparator group for reference and are not designed to be aggregated or reported as study results. Moreover, data from such small numbers of patients may be highly variable. Such information, including the statistical principles that the independent investigators have chosen to apply to the data, may not reliably predict results achieved after systematic evaluation of the efficacy in company-sponsored clinical trials or evaluated via other statistical principles that may be applied in these trials. Reliance on such information may lead to Phase 2 and/or Phase 3 clinical trials that are not adequately designed to demonstrate efficacy and could delay or prevent our ability to seek approval of Epidiolex or other product candidates. Physicians conducting these studies may use Epidiolex or other product candidates in a manner inconsistent with GW’s protocols, including in children with conditions different from those being studied in GW-sponsored trials. Any adverse events or reactions experienced by subjects in the expanded access program may be attributed to the product candidate and may limit our ability to obtain regulatory approval with labeling that we consider desirable, or at all.

SUMMARY

This summary highlights selected information about us and the ADSs that we are offering. It may not contain all of the information that may be important to you. Before investing in the ADSs, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully for a more complete understanding of our business and this offering, including our consolidated financial statements, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics from our proprietary cannabinoid product platform in a broad range of disease areas. In our 19 years of operations, we have established a world leading position in the development of plant-derived cannabinoid therapeutics through our proven drug discovery and development processes, our intellectual property estate and our regulatory and manufacturing expertise. Our lead cannabinoid product candidate is Epidiolex, a pharmaceutical formulation of cannabidiol, or CBD, for which we retain global commercial rights, and which is in development for a number of rare childhood-onset epilepsy disorders. We received Orphan Drug Designation from the U.S. Food and Drug Administration, or FDA, for Epidiolex for the treatment of Dravet syndrome, Lennox-Gastaut syndrome, or LGS, Tuberous Sclerosis Complex, or TSC, and Infantile Spasms, or IS, each of which are severe infantile-onset, drug-resistant epilepsy syndromes. Additionally, we have received Fast Track Designation from the FDA for the treatment of Dravet syndrome and conditional grant of rare pediatric disease designation by FDA for the treatment of Dravet syndrome and LGS. We have also received Orphan Designation from the European Medicines Agency, or EMA, for Epidiolex for the treatment of Dravet syndrome and LGS.

During 2016, we reported positive results from three pivotal Phase 3 trials of Epidiolex, one in Dravet syndrome and two in LGS, and have submitted a single New Drug Application, or NDA, to the FDA for Epidiolex in both Dravet syndrome and LGS. Assuming the FDA accepts our NDA submission by the end of 2017, we expect a PDUFA (Prescription Drug User Fee Act) date in mid-2018. We also plan on submitting a Marketing Authorization Application, or MAA, to the EMA for Epidiolex in late 2017. We are building commercial teams in the United States and Europe in preparation for the potential future launches of Epidiolex.

Previously, we developed the world’s first plant-derived cannabinoid prescription drug, Sativex® (nabiximols), which is approved for the treatment of spasticity due to multiple sclerosis in numerous countries outside the United States. In the United States, we expect to recover commercial rights to this product from a licensing partner and to advance plans to supplement our ex-U.S. data with a view to submitting a future NDA for Sativex in the United States.

We have a deep pipeline of additional cannabinoid product candidates with an increasing focus on orphan pediatric neurologic conditions and oncology. Our pipeline includes cannabidivarin, or CBDV, which is in Phase 2 development in the field of epilepsy and is also being researched within the field of autism spectrum disorders, or ASD. In February 2017, we reported positive Phase 2 data for our CBD:THC product candidate in the treatment of glioblastoma multiforme. In addition, we have received Orphan Drug Designation and Fast Track Designation from the FDA for intravenous CBD for the treatment of Neonatal Hypoxic Ischemic Encepholapthy, or NHIE, for which a Phase 1 safety study has now been completed.

Our Product and Product Candidates

GW Product Pipeline Summary

Epilepsy and Pediatric Neurology

Product/Product Candidates	Indication	Partner(s)	Status	Expected Next Steps
Epidiolex (CBD)	Childhood-onset epilepsy Initial targets: Dravet syndrome and LGS Follow-up targets:	We retain global rights.	Positive results in Phase 3 trials in Dravet syndrome and LGS. NDA submitted in October 2017 for Dravet syndrome and LGS.	MAA submission late 2017.
PDUFA date expected to be mid-2018. Data from second Phase 3 Dravet syndrome trial expected in H2 2018. LGS trial expected to be published in peer-reviewed journal in early 2018.
	TSC		Phase 3 trial in TSC underway.	Data from Phase 3 TSC trial expected in H2 2018.
	IS		Two-part Phase 2/3 trial in IS commenced in Q4 2016.	Data from Part A expected Q1 2018. Decision on whether to proceed to second pivotal part of trial
GWP42006 (CBDV)	Epilepsy	We retain global rights	Phase 2 trial ongoing in adults with focal seizures.	Phase 2 data expected Q1 2018.
	ASD		FDA orphan designation in Rett syndrome.	A Phase 2 placebo-controlled trial in this condition is expected to commence in 2018.
Intravenous GWP42003	Neonatal Hypoxic-Ischemic Encephalopathy	We retain global rights	Phase 1 trial in healthy volunteers complete.	Phase 2 trial in planning.

Other Pipeline Product Candidates

Product/Product Candidates	Indication	Partner(s)	Status	Expected Next Steps
Sativex (nabiximols)	MS spasticity (ex-U.S.)	Almirall, Bayer, Ipsen and Neopharm	Approved in numerous countries
	MS spasticity (U.S.)	We are in late stage negotiations for the return of rights from Otsuka	Single additional Phase 3 trial in planning	Open IND for single additional Phase 3 trial.
Combination of CBD and THC	Glioblastoma	We retain global rights	Phase 2 trial complete and reported in February 2017. Data presented at ASCO. FDA orphan designation.	Open IND for pivotal clinical program
GWP42003	Schizophrenia	We retain global rights	Positive Phase 2 proof-of-concept.	Next steps under consideration

Epidiolex® for Orphan Childhood-onset Epilepsy

Our lead cannabinoid product candidate is Epidiolex, a liquid formulation of pure plant-derived CBD, which is in development for the treatment of a number of rare childhood-onset epilepsy disorders. Several features of the pharmacology of certain cannabinoids suggest that they may be candidates for investigation as anti-epileptic drugs, or AEDs. We have been conducting pre-clinical research of CBD in epilepsy since 2007, primarily in collaboration with the University of Reading in the United Kingdom. This research has shown that CBD has significant anti-epileptiform and anticonvulsant activity using a variety of in vitro and in vivo models and that it has the ability to treat seizures in acute animal models of epilepsy with significantly fewer side effects than existing AEDs.

Our strategy for the development of Epidiolex within the field of childhood-onset epilepsy is to initially concentrate formal development efforts on four orphan indications: Dravet Syndrome, LGS, TSC and IS. We have to date received Orphan Drug Designation from the FDA for Epidiolex for the treatment of Dravet syndrome, LGS, TSC and IS. Additionally, we have received Fast Track Designation from the FDA for the treatment of Dravet syndrome and conditional grant of rare pediatric disease designation by FDA for the treatment of Dravet syndrome and LGS. We have also received Orphan Designation from the EMA for Epidiolex for the treatment of Dravet syndrome and LGS.

We expect to further expand the potential market opportunity of Epidiolex by targeting additional orphan seizure disorders.

Additional Clinical Data from LGS Phase 3 Clinical Program

The results of the second LGS trial, as highlighted at the American Academy of Neurology 2017 Annual Meeting, were as follows:

During the treatment period, patients taking Epidiolex 20mg/kg/day achieved a median reduction in monthly drop seizures of 42 percent compared with a reduction of 17 percent in patients taking placebo (p=0.0047), and patients taking Epidiolex 10mg/kg/day achieved a median reduction in monthly drop seizures of 37 percent compared with a reduction of 17 percent in patients taking placebo (p=0.0016). During the maintenance period, patients taking Epidiolex 20mg/kg/day achieved a median reduction in monthly drop seizures of 47 percent compared with a reduction of 19 percent in patients taking placebo (p=0.0067), and patients taking Epidiolex 10mg/kg/day achieved a median reduction in monthly drop seizures of 40 percent compared with a reduction of 19 percent in patients taking placebo (p=0.0033). A series of sensitivity analyses of the primary endpoint for both dose groups confirmed the robustness of these results. In both dose groups, the difference between Epidiolex and placebo emerged during the first month of treatment and was sustained during the entire treatment period.

Secondary endpoints also showed that during the treatment period (1) a significant number of patients receiving Epidiolex 10 mg/kg/day (63 percent) and Epidiolex 20 mg/kg/day (62 percent)

experienced a 25 percent or greater reduction in monthly drop seizures compared with those taking placebo (43 percent, p=0.0149 and p=0.0229, respectively), (2) a significant number of patients receiving Epidiolex 10 mg/kg/day (36 percent) and Epidiolex 20 mg/kg/day (40 percent) experienced a 50 percent or greater reduction in monthly drop seizures compared with those taking placebo (15 percent, p=0.0030 and p=0.0006, respectively), and (3) a significant number of patients receiving Epidiolex 10 mg/kg/day (11 percent) and Epidiolex 20 mg/kg/day (25 percent) experienced a 75 percent or greater reduction in monthly drop seizures compared with those taking placebo (3 percent, p=0.0453 and p<0.0001, respectively).

Epidiolex was generally well tolerated in this trial. One patient on 10mg/kg Epidiolex discontinued treatment due to an adverse event compared with six patients on 20mg/kg and one patient on placebo. Of the 84 percent of 10mg/kg patients who experienced an adverse event, 89 percent of them were assessed to be mild or moderate. Of the 94 percent of 20mg/kg patients who experienced an adverse event, 88 percent of them were assessed to be mild or moderate. 72 percent of patients on placebo experienced an adverse event. The most common adverse events (occurring in greater than 10 percent of Epidiolex-treated patients) in the 10mg/kg group were: somnolence, decreased appetite, upper respiratory infection, diarrhea, and status epilepticus. None of the cases of status epilepticus in the 10mg/kg group was deemed treatment-related. The most common adverse events (occurring in greater than 10 percent of Epidiolex-treated patients) in the 20mg/kg group were: somnolence, decreased appetite, diarrhea, upper respiratory infection, pyrexia, vomiting, and nasopharyngitis. Thirteen patients on Epidiolex 10mg/kg experienced a serious adverse event (two of which were deemed treatment-related) compared with thirteen patients on 20mg/kg (five of which were deemed treatment-related) and eight patients on placebo (none of which were deemed treatment-related). There were no deaths in this trial. Of the patients who completed this trial, 99 percent have opted to continue into an open-label extension trial. Increases in Alanine Aminotransferase (ALT) or Aspartate Aminotransferase (AST) (levels >3× upper limit of normal (ULN)) occurred in 14 patients on Epidiolex (3 on Epidiolex 10mg/kg and 11 on 20mg/kg) and no patients in the placebo group. Eleven of the 14 patients were on valproic acid. There is a set of accepted criteria for identifying whether these transient elevations of liver enzymes are a signal for serious toxicity. These criteria are known as Hy’s law. No patients met these criteria for drug-induced liver injury. All elevations resolved to lower than 3x ULN.

Regulatory Submissions for LGS and Dravet syndrome

Following the success of the first Dravet syndrome Phase 3 trial, we requested a pre-NDA meeting with the FDA to discuss a proposed Dravet syndrome NDA. This meeting took place in July 2016 and included some discussion of the LGS trial data. As a result of this meeting, we believe the guidance received was both positive and supportive of our proposed filing strategy to submit a single NDA that includes Phase 3 data from one Dravet trial and two LGS trials. In November 2016, we held a CMC (Chemistry, Manufacturing, and Controls) pre-NDA meeting. At this meeting, agreement was reached on key questions related to the CMC content of our planned NDA submission. This NDA was submitted on October 27, 2017 and assuming the FDA accepts our NDA submission by the end of 2017, we expect a PDUFA date in mid-2018.

In addition, GW has received confirmation from the FDA granting rare pediatric disease designation of CBD in the treatment of LGS and Dravet syndrome. This conditional designation is a pre-cursor to the potential award of a rare pediatric disease priority review voucher which, if awarded, would be granted at the time of NDA approval.

In Europe, we have now completed formal pre-submission meetings with the EMA and the designated ‘rapporteur’ regulatory authority. Following these meetings, in which it was agreed that we could submit a single application for both the Dravet syndrome and LGS indications, we are advancing plans to submit an MAA in Europe in late 2017.

TSC Phase 3 Clinical Program

We have commenced a Phase 3 trial of Epidiolex in patients with TSC. This dose-ranging trial is a 16-week comparison of Epidiolex versus placebo which is expected to recruit a total of approximately 200 patients, aged one to 65 years, to assess the safety and efficacy of Epidiolex as an adjunctive anti-epileptic treatment. The primary measure of this trial is the percentage change from baseline in seizure frequency during the treatment period. Primary endpoint seizures include focal motor seizures with or without impairment of consciousness or awareness and generalized convulsive seizures. Data is expected from this trial in the second half of 2018.

IS Clinical Program

We commenced a two-part Phase 2/3 trial of Epidiolex in patients with IS in the fourth quarter of 2016. The first part is now underway and results expected in the first quarter of 2018 will determine whether the Company proceeds into the second pivotal safety and efficacy part of the trial.

The Offering

Issuer:
GW Pharmaceuticals plc
ADSs offered by us:
$225,000,000 of ADSs.
Option to Purchase Additional ADSs:
We have granted the underwriters an option to purchase up to an additional $33,750,000 of ADSs from us within 30 days of the date of this prospectus supplement.
American Depositary Shares:
The ADSs being sold pursuant to this prospectus supplement represent ordinary shares of GW Pharmaceuticals plc. Each ADS represents an ownership interest in 12 of our ordinary shares. As an ADS holder, we will not treat you as one of our shareholders. The Custodian or its nominee on behalf of the depositary bank, Citibank, N.A., will be the registered holder of the ordinary shares underlying your ADSs. You will have ADS holder rights as provided in the deposit agreement. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus entitled “Description of American Depositary Shares”, which is incorporated by reference into this prospectus supplement, and the deposit agreement referred to therein.
Investors in our ADSs will be able to trade our securities and receive distributions on them to the extent described in the section in the accompanying prospectus entitled “Description of American Depositary Shares”.
Depositary Bank:
Citibank, N.A.
ADSs Outstanding Before the Offering:
23,630,264 ADSs
ADSs Outstanding After the Offering:
25,579,328 ADSs (or 25,871,688 ADSs if the underwriters’ option to purchase additional ADSs is exercised in full), based on an assumed public offering price of $115.44 per ADS.
Ordinary Shares Outstanding After the Offering:
327,828,513 ordinary shares (or 331,336,829 ordinary shares if the underwriters’ option to purchase additional ADSs is exercised in full), based on an assumed public offering price of $115.44 per ADS.
Use of Proceeds:
We intend to use the net proceeds we receive from this offering to fund our pre-launch commercialization activities for Epidiolex; further expansion of our Epidiolex manufacturing capability to meet anticipated demand; expansion of the market opportunity for Epidiolex through continued clinical development; advancement of other pipeline opportunities; and working capital and other general corporate purposes. See “Use of Proceeds.”

Lock-up:
We have agreed with the underwriters, subject to certain exceptions, including, among others, with regards to sales by certain of our executive officers and directors, not to dispose of or hedge any of our ADSs or ordinary shares or securities that are convertible into or exchangeable for our ADSs or ordinary shares during the period from the date of this prospectus supplement continuing through the date 90 days hereafter, except with the prior written consent of the underwriters. See “Underwriters” and “Risk Factors — Substantial future sales of our ordinary shares or the ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.”
Risk Factors:
See “Risk Factors” beginning on page S-11 and the other information included in this prospectus supplement and accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our ADSs.
Nasdaq Global Market Symbol:
“GWPH”
Custodian:
Citibank, N.A., London Branch

The number of ADSs and ordinary shares outstanding after the offering are based on 23,630,264 ADSs and 304,439,740 ordinary shares outstanding as at September 30, 2017, respectively. Unless otherwise indicated, all information in this prospectus supplement, including information relating to the number of ordinary shares to be outstanding immediately after the completion of this offering:

•	excludes 11,594,733 ordinary shares, issuable upon exercise of outstanding options under our equity compensation plans, as at September 30, 2017;
•	excludes 331,215 ordinary shares, issuable upon exercise of outstanding options granted to non-executive directors and consultants, other than under our equity compensation plans, as at September 30, 2017;
•	excludes 16,612,821 ordinary shares potentially issuable pursuant to future awards under our Long-Term Incentive Plan; and
•	assumes no exercise by the underwriters of their option to purchase up to $30,000,000 of additional ADSs.

RISK FACTORS

Investing in our ADSs involves a high degree of risk. Before making a decision to invest in our ADSs, in addition to the other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated by reference in this prospectus supplement in its entirety, as updated by the risks described under “Risk Factors” in the accompanying prospectus and as further updated by the risks described below, as well as in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. See also “Where You Can Find Additional Information.”

Risks Related to the Offering

The liquidity of our ADSs may have an adverse effect on share price.

As at September 30, 2017, we had 304,439,740 ordinary shares outstanding. Of these ordinary shares, 283,563,168 were held as ADSs and 20,876,572 were held as ordinary shares outside the ADS facility. In connection with our May 2013 initial public offering, or IPO, of ADSs on the Nasdaq Global Market, we issued 3,678,000 ADSs. In January 2014 we issued an additional 2,807,275 ADSs in a public offering on the Nasdaq Global Market. In June 2014 we issued an additional 1,455,000 ADSs and certain selling shareholders sold an additional 500,000 ADSs in a public offering on the Nasdaq Global Market. In May 2015 we issued an additional 1,840,000 ADSs in a public offering on the Nasdaq Global Market. In July 2016 we issued an additional 3,220,000 ADSs in a public offering on the Nasdaq Global Market. There is a risk that there may not be sufficient liquidity in the market to accommodate significant increases in selling activity or the sale of a large block of our securities. Our ADSs have historically had limited trading volume, which may also result in volatility.

As a new investor, you will experience substantial dilution as a result of this offering.

The public offering price per ADS will be substantially higher than the net tangible book value per ADS prior to the offering. Consequently, if you purchase ADSs in this offering at the public offering price of $115.44 per ADS, you will incur immediate dilution of $94.64 per ADS. For further information regarding the dilution resulting from this offering, please see the section entitled “Dilution” in this prospectus supplement. In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding options and warrants. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their ordinary shares or ADSs. In addition, if the underwriters exercise their option to purchase additional ADSs, you will experience additional dilution.

The market price of our ADSs may be volatile.

Many factors may have a material adverse effect on the market price of the ADSs, including, but not limited to:

•	the loss of any of our key scientific or management personnel;
•	announcements of the failure to obtain regulatory approvals or receipt of a complete response letter from the FDA;
•	announcements of restricted label indications or patient populations, or changes or delays in regulatory review processes;
•	announcements of therapeutic innovations or new products by us or our competitors;
•	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities, including actions with respect to any regulatory exclusivities for our drugs and drug candidates;
•	changes or developments in laws or regulations applicable to Sativex, Epidiolex and our other product candidates;

•	any adverse changes to our relationship with licensors, manufacturers or suppliers;
•	the failure of our testing and clinical trials;
•	the failure to retain our existing, or obtain new, collaboration partners;
•	announcements concerning our competitors or the pharmaceutical industry in general;
•	the achievement of expected product sales and profitability;
•	the failure to obtain reimbursements for our products or price reductions;
•	manufacture, supply or distribution shortages;
•	actual or anticipated fluctuations in our operating results;
•	our cash position;
•	changes in financial estimates or recommendations by securities analysts;
•	potential acquisitions;
•	the trading volume of ADSs on Nasdaq;
•	sales of our ADSs or ordinary shares by us, our executive officers and directors or our shareholders in the future;
•	the impact on the financial markets or otherwise of the expected withdrawal of the United Kingdom from the European Union;
•	general economic and market conditions and overall fluctuations in the U.S. equity markets; and
•	changes in accounting principles.

In addition, the stock market in general, and Nasdaq in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. The market for equity securities in pharmaceutical companies, in particular, has at various times experienced extreme volatility. Broad market and industry factors may negatively affect the market price of our ADSs, regardless of our actual operating performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. In January 2016, a shareholder-initiated class action lawsuit was filed against us. While this lawsuit has been dismissed, similar litigation if initiated against us in the future, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources, which could seriously harm our business, financial condition, results of operations and prospects.

Our largest shareholder owns a significant percentage of the share capital and voting rights of GW.

As of September 30, 2017, Capital Research and Management Company held approximately 14.65% of our issued share capital, accounting for approximately 14.65% of the voting rights of the Company. To the extent Capital Research and Management Company continues to hold a large percentage of our share capital and voting rights, it will remain in a position to exert greater influence in the appointment of the directors and officers of GW and in other corporate actions that require shareholders’ approval.

Substantial future sales of our ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.

Sales of our ADSs in the public market, or the perception that these sales could occur, could cause the market price of the ADSs to decline. The ordinary shares held by our directors, including our officers, are available for sale in the form of ADSs and are not subject to contractual and legal restrictions on resale outside of the lock-up agreements entered into with the underwriters of this offering described elsewhere in this prospectus supplement. If any of our large shareholders or members of our management team seek to sell substantial amounts of our ADSs, particularly if these sales are in a rapid or disorderly manner, or other investors perceive that these sales could occur, the market price of our ADSs could decrease significantly.

Our executive officers and directors have entered into lock-up agreements with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and BofA Merrill Lynch, on behalf of the underwriters, under which they have agreed, subject to specific exceptions described in the section titled “Underwriting”, not to sell, directly or indirectly, any ADSs without the permission of Goldman Sachs & Co. LLC, Morgan Stanley & co. LLC and BofA Merrill Lynch for a period of 90 days following the date of this prospectus. We refer to such period as the lock-up period. When the lock-up period expires, we and our securityholders subject to a lock-up agreement will be able to sell our ADSs in the public market. In addition, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and BofA Merrill Lynch may, in their sole discretion, release all or some portion of the ADSs subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such ADSs upon expiration of the lock-up, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your ADSs at a time and price that you deem appropriate.

As a foreign private issuer, we are not subject to certain Nasdaq Global Market corporate governance rules applicable to U.S. listed companies and are subject to reporting obligations that are different and less frequent than those of a U.S. listed company. As a result, investors in our securities may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We rely on a provision in Nasdaq’s Global Market Listed Company Manual that allows us to follow English corporate law and the Companies Act 2006 with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Global Market.

For example, we are exempt from Nasdaq Global Market regulations that require a U.S. listed company to:

•	have a majority of the board of directors consist of independent directors;
•	require non-management directors to meet on a regular basis without management present;
•	promptly disclose any waivers of the code for directors or executive officers that should address certain specified items;
•	have an independent nominating committee;
•	have a compensation committee charter specifying the items enumerated in Nasdaq Stock Market, Marketplace Rule 5605(d)(1) and a review and assessment of the adequacy of that charter on an annual basis;
•	solicit proxies and provide proxy statements for all shareholder meetings; and
•	seek shareholder approval for the implementation of certain equity compensation plans and issuances of ordinary shares.

As a foreign private issuer, we are permitted to, and we will continue to, follow home country practice in lieu of the above requirements.

Because we qualify and report as a foreign private issuer under the Exchange Act of 1934, as amended (the “Exchange Act”), we are exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (iii) the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. We intend to continue to furnish quarterly reports to the Securities and Exchange Commission on Form 6-K for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, although the information we furnish may not be the same as the information that is required in quarterly reports on Form 10-Q for U.S. domestic issuers. In addition, while U.S. domestic issuers that are large accelerated filers are required to file their annual reports on Form 10-K within 60 days after the end of each fiscal year foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. Although we intend to make quarterly financial reports available to our shareholders in a timely manner, investors in our securities may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Because we are listed on the Nasdaq Global Market, our Audit Committee is required to comply with the provisions of Section 301 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and Rule 10A-3 of the Exchange Act, both of which are also applicable to Nasdaq Global Market-listed U.S. companies. Because we are a foreign private issuer, however, our Audit Committee is not subject to additional Nasdaq Global Market requirements applicable to U.S. listed companies, including an affirmative determination that all members of the Audit Committee are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

We expect to lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act of 1933 as amended (Securities Act), and therefore we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on March 31, 2018.

In the future, as early as the March 31, 2018 determination date, we expect to lose our foreign private issuer status, when a majority of our ordinary shares (including those represented by ADSs) are owned by U.S. shareholders and a majority of our shareholders, board of directors or management are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under applicable U.S. securities laws as a U.S. domestic issuer may be significantly higher than our current regulatory and compliance costs. When we are no longer a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We will also have to report our results under U.S. Generally Accepted Accounting Principles, rather than under International Financial Reporting Standards, as a domestic registrant. We will have to restate our previously-reported financial statements under U.S. Generally Accepted Accounting Principles. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with corporate governance practices required for U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements of the Nasdaq Global Market that are available to foreign private issuers.

U.S. investors may have difficulty enforcing civil liabilities against our Company, our directors or members of senior management and the experts named in this prospectus supplement.

Except for Justin Gover and Cabot Brown, our directors and the experts named in this prospectus supplement are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons or us in the United States or to enforce judgments obtained in U.S. courts against them or us based on civil liability provisions of the securities laws of the United States. Mayer Brown International LLP, our English solicitors, advised us that there is doubt as to whether English courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under English law. The rights of holders of ordinary shares, and therefore certain of the rights of holders of ADSs, are governed by English law, including the provisions of the Companies Act 2006, and by our Articles. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. See “Description of Share Capital — Differences in Corporate Law” in our Registration Statement on Form F-3 (File No. 333-217329), filed with the SEC on April 17, 2017 and which is incorporated by reference into this prospectus supplement for a description of the principal differences between the provisions of the Companies Act 2006 applicable to us and, for example, the Delaware General Corporation Law relating to shareholders’ rights and protections.

We may be classified as a passive foreign investment company, or a PFIC, in any taxable year and U.S. holders of our ordinary shares could be subject to adverse U.S. federal income tax consequences.

The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Based on our estimated gross income, the average value of our assets, including goodwill and the nature of our active business, we do not believe that we were classified as a PFIC for U.S. federal income tax purposes for the taxable year ending September 30, 2017.

If we are a PFIC, U.S. holders of our ordinary shares would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. holder of our ordinary shares may be able to mitigate some of the adverse U.S. federal income tax consequences described above with respect to owning the ordinary shares if we are classified as a PFIC, provided that such U.S. investor is eligible to make, and validly makes, a “mark-to-market” election. In certain circumstances a U.S. Holder can make a “qualified electing fund” election to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares. For more information related to classification as a PFIC, see “Taxation — U.S. Federal Income Taxation — Passive Foreign Investment Company.”

USE OF PROCEEDS

We estimate that we will receive total estimated net proceeds from this offering of $212.1 million (£157.3 million at the rate at December 4, 2017, of $1.3482 to £1.00), based on the public offering price of $115.44 per ADS, or $243.9 million (£180.9 million at the rate at December 4, 2017, of $1.3482 to £1.00) if the underwriters exercise their option to purchase additional ADSs in full, in each case after deducting estimated underwriting discounts and commissions and estimated expenses of the offering payable by us.

A $10.0 million increase (decrease) in the amount of ADSs offered by us, as set forth on the cover page of this prospectus supplement, would increase (decrease) the net proceeds from this offering to us by an estimate of $0.6 million to $9.4 million, after deducting estimated underwriting discounts and commissions and estimated expenses of the offering payable by us (assuming no exercise of the option to purchase additional ADSs by the underwriters).

We intend to use the net proceeds we receive from this offering to fund pre-launch commercialization activities for Epidiolex; further expansion of our Epidiolex manufacturing capability to meet anticipated demand; expansion of the market opportunity for Epidiolex through continued clinical development; advancement of other pipeline opportunities; and working capital and other general corporate purposes.

The expected uses of the net proceeds we receive from this offering represent our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenses may vary significantly depending on numerous factors. Accordingly, we will have broad discretion over the uses of the net proceeds in this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds. In addition, it is possible that the amount set forth above will not be sufficient for the purposes described above. Pending these uses, we intend to invest the net proceeds from this offering in short or medium term investments.

EXCHANGE RATES

Fluctuations in the exchange rate between the pound sterling and the U.S. dollar will affect the U.S. dollar amounts received by owners of the ADSs on conversion of dividends, if any, paid in pounds sterling on the ordinary shares and will affect the U.S. dollar price of the ADSs on Nasdaq. The table below shows the period end, average, high and low exchange rates of U.S. dollars per pound sterling for the periods shown. Average rates are computed by using the noon buying rate of the Federal Reserve Bank of New York for the U.S. dollar on the last business day of each month during the relevant year indicated or each business day during the relevant month indicated. The rates set forth below are provided solely for your convenience and may differ from the actual rates used in the preparation of our consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus and other financial data appearing in this prospectus supplement.

	Noon Buying Rate
	Period End	Average(1)	High	Low
Year ended September 30:
2012	1.6132	1.5768	1.6263	1.5301
2013	1.6179	1.5609	1.6275	1.4837
2014	1.6220	1.6570	1.7165	1.5904
2015	1.5116	1.5447	1.6216	1.4648
2016	1.3015	1.4228	1.5475	1.2874
2017	1.3402	1.2680	1.3578	1.2118
2018 (through November 24, 2017)	1.3336	1.3191	1.3336	1.3063
Month:
June 2017	1.2995	1.2810	1.2995	1.2628
July 2017	1.3196	1.2996	1.3196	1.2851
August 2017	1.2888	1.2952	1.3236	1.2787
September 2017	1.3402	1.3340	1.3578	1.2972
October 2017	1.3281	1.3202	1.3304	1.3063
November 2017 (through November 24, 2017)	1.3336	1.3178	1.3336	1.3067

(1)	The average of the noon buying rate for pounds sterling on the last day of each full month during the relevant year or each business day during the relevant month indicated.

PRICE RANGE OF OUR ADSs

Our ADSs, each representing 12 ordinary shares, have been listed on Nasdaq since May 1, 2013. Our ADSs are listed for trading on Nasdaq under the symbol “GWPH.”

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the Nasdaq Global Market in U.S. dollars.

	Price Per ADS
	High	Low
Annual (Year Ended September 30):
2013 (May 1, 2013 through September 30, 2013)	$17.75	$8.51
2014	$107.35	$17.01
2015	$129.69	$61.55
2016	$132.73	$36.64
2017	$134.02	$94.14
2018 (through December 4, 2017)	$128.15	$98.51
Quarterly:
First Quarter 2015	$82.33	$61.55
Second Quarter 2015	$100.48	$69.61
Third Quarter 2015	$129.69	$90.58
Fourth Quarter 2015	$129.01	$88.78
First Quarter 2016	$92.27	$64.96
Second Quarter 2016	$85.24	$36.64
Third Quarter 2016	$94.19	$73.64
Fourth Quarter 2016	$132.73	$80.65
First Quarter 2017	$134.02	$109.28
Second Quarter 2017	$132.51	$112.38
Third Quarter 2017	$120.81	$94.14
Fourth Quarter 2017	$117.16	$98.75
First Quarter 2018 (through December 4, 2017)	$128.15	$98.51
Most Recent Six Months:
June 2017	$104.72	$94.14
July 2017	$117.21	$100.10
August 2017	$117.61	$98.75
September 2017	$112.27	$101.49
October 2017	$114.54	$98.51
November 2017	$128.15	$110.24
December 2017 (through December 4, 2017)	$122.95	$115.44

On September 29, 2017 and December 4, 2017, the last reported sale prices of our ADSs on the Nasdaq Global Market were $101.49 per ADS and $115.44 per ADS, respectively.

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as at September 30, 2017:

•	on an actual basis; and
•	on a pro forma basis to give effect to the sale by us of $225 million of ADSs in this offering at an assumed public offering price of $115.44 per ADS (the closing trading price of our ADSs on Nasdaq on December 4, 2017), after deduction of the estimated underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering and assuming no exercise of the option to purchase additional ADSs by the underwriters.

	As of September 30, 2017
	Actual		Pro forma for the Offering
	(in thousands)		(in thousands)
Cash and cash equivalents	$322,154	£241,175	$534,217	£399,932
Obligations under finance leases, including current maturities	$6,626	£4,960	$6,626	£4,960
Equity:
Share capital	$406	£304	$437	£327
Share premium account	$743,450	£556,570	$955,481	£715,303
Other reserves	$25,145	£18,822	$25,145	£18,822
Accumulated deficit	$(397,423)	£(297,521)	$(397,423)	£(297,521)
Total equity	$371,578	£278,175	$583,640	£436,931
Total capitalization	$378,204	£283,135	$590,267	£441,892

A $1.00 increase or decrease in the assumed public offering price per ADS would increase or decrease our pro forma total equity and total capitalization by $1.6 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming that the amount of ADSs offered by us as set forth on the cover page of this prospectus supplement remains the same.

We may also increase or decrease the amount of ADSs we are offering from the assumed amount of ADSs set forth on the cover page of this prospectus supplement. An increase of $10.0 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase our pro forma total equity and total capitalization to an estimated $9.4 million, assuming that the assumed public offering price remains the same. Similarly, a decrease of $10.0 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would decrease our pro forma total equity and total capitalization to an estimated $9.4 million, assuming that the assumed public offering price remains the same.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of ADSs that we offer in this offering, and other terms of this offering determined at pricing.

DILUTION

If you invest in the ADSs, your interest will be diluted to the extent of the difference between the assumed public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the assumed public offering price per ordinary share underlying our ADSs is substantially in excess of the net tangible book value per ordinary share. Our net tangible book value as at September 30, 2017 was $1.17 per ordinary share and $14.04 per ADS. Net tangible book value per share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Dilution is determined by subtracting net tangible book value per ordinary share from the assumed public offering price per ordinary share which is $115.44 per ADS and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in such net tangible book value after September 30, 2017, other than to give effect to our sale of $225 million of ADSs offered in this offering at the assumed public offering price of $115.44 per ADS after deduction of estimated underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as at September 30, 2017 would have been $1.73 per outstanding ordinary share, including ordinary shares underlying our outstanding ADSs, or $20.80 per ADS. This represents an immediate increase in net tangible book value of $0.56 per ordinary share, or $6.76 per ADS, to existing shareholders and an immediate dilution in net tangible book value of $7.89 per ordinary share, or $94.64 per ADS, to purchasers of ADSs in this offering. The following table presents this dilution to new investors purchasing ADSs in the offering:

As at September 30, 2017
(per ADS)
(in $)
Assumed public offering price	115.44
Net tangible book value as at September 30, 2017(1)	14.04
Increase in net tangible book value attributable to new investors	6.76
As adjusted net tangible book value immediately after the offering	20.80
Dilution to new investors	94.64

(1)	Net tangible book value at September 30, 2017, excludes a deferred tax asset of $8.2 million.

Each $1.00 increase (decrease) in an assumed public offering price of $115.44 per ADS after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us would increase (decrease) the net tangible book value after this offering by $0.006 per ordinary share and $0.07 per ADS and that the amount of ADSs offered by us as set forth on the cover page of this prospectus supplement remains the same and the dilution to investors in the offering by $0.006 per ordinary share and $0.07 per ADS, assuming no exercise of the option to purchase additional ADSs granted to the underwriters.

We may also increase or decrease the amount of ADSs we are offering from the assumed amount of ADSs set forth on the cover page of this prospectus supplement. An increase of $10.0 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would increase our as adjusted net tangible book value after this offering to an estimate of $9.4 million, or $0.03 per ordinary share and $0.34 per ADS, and the dilution to investors in the offering by $0.03 per ordinary share and $0.34 per ADS, in each case assuming no exercise of the option to purchase additional ADSs granted to the underwriters and that the assumed public offering price remains the same. Similarly, a decrease of $10.0 million in the amount of ADSs offered by us from the assumed amount of ADSs set forth on the cover page of this prospectus supplement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, would decrease our as adjusted net tangible book value after this offering to an estimate of $9.4 million, or $0.03 per ordinary share and $0.34 per ADS, and the dilution to investors in the offering by $0.03 per ordinary share and $0.34 per ADS, in each case assuming no exercise of the option to purchase additional ADSs granted to the underwriters and that the assumed public offering price remains the same.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of ADSs that we offer in this offering, and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase up to $33,750,000 of additional ADSs at an assumed public offering price of $115.44 per share, the as adjusted net tangible book value after this offering would be $1.76 per ordinary share and $21.08 per ADS, representing an increase in net tangible book value of $0.02 per ordinary share and $0.28 per ADS to existing shareholders and immediate dilution in net tangible book value of $0.02 per ordinary share and $0.28 per ADS to investors purchasing ADSs in this offering at the assumed public offering price.

TAXATION

U.S. Federal Income Taxation

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of the purchase, ownership and disposition of the ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

This discussion applies only to U.S. Holders that acquire the ADSs in this offering and hold the ADSs as capital assets for U.S. federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the ADSs by any particular investor. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, banks, thrifts, or other financial institutions, an insurance company, a tax-exempt organization, a person that holds the ADSs as part of a hedge, straddle or conversion transaction for tax purposes, a person whose functional currency for tax purposes is not the U.S. dollar, certain former citizens or residents of the United States, a person subject to the U.S. alternative minimum tax, or a person that owns or is deemed to own 10% or more of the company’s voting stock. In addition, the discussion does not address tax consequences to an entity treated as a partnership for U.S. federal income tax purposes that holds the ADSs, or a partner in such partnership. The U.S. federal income tax treatment of each partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners in a partnership holding the ADSs should consult their own tax advisers.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ADSs.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ADSs and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state therein or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (i) is subject to the primary supervision of a court within the United States and subject to the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you hold ADSs, you should be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes.

Taxation of Dividends and Other Distributions on the ADSs

Subject to the PFIC rules discussed below, the gross amount of cash distributions made by us to you with respect to the ADSs will generally be includable in your gross income as dividend income on the date of receipt by the depositary bank, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in your ADSs, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

U.S. Holders should consult their own tax advisors regarding the tax consequences to them if we pay dividends in any non-U.S. currency. A dividend in respect of the ADSs will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will generally be taxed at the preferential rate applicable to qualified dividend income, provided that (i) the ADSs are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) we are not a PFIC (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, (iii) certain holding period requirements are met and (iv) you are not under any obligation to make related payments with respect to positions in substantially similar or related property. You should consult your tax advisors regarding the availability of the preferential rate for dividends paid with respect to the ADSs.

Dividends generally will constitute income from sources outside the United States for U.S. foreign tax credit purposes. However, if 50% or more of our stock is treated as held by U.S. persons, we will be treated as a “U.S.-owned foreign corporation.” In that case, dividends may be treated for U.S. foreign tax credit purposes as income from sources outside the United States to the extent paid out of our non-U.S. source earnings and profits, and as income from sources within the United States to the extent paid out of our U.S. source earnings and profits. We cannot assure you that we will not be treated as a U.S.-owned foreign corporation. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the preferential rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs will generally constitute “passive category income.”

Taxation of Dispositions of ADSs

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS equal to the difference between the amount realized (in U.S. dollars) for the ADS and your tax basis (in U.S. dollars) in the ADS. The gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS for more than one year, you may be eligible for preferential tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the ADSs unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the ADSs.

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on the ADSs or on the sale or retirement of an ADS.

Passive Foreign Investment Company

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if either (i) 75% or more of our gross income for the taxable year is passive income; or (ii) on average at least 50% of the value of our assets produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income.

In making this determination, we will be treated as earning our proportionate share of any income and owning our proportionate share of any assets of any corporation in which we hold a 25% or greater interest (by value).

Based on our estimated gross income, the average value of our assets, including goodwill, and the nature of our active business, we do not believe that we were classified as a PFIC for U.S. federal income tax purposes for the taxable year ending September 30, 2017. Our status for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for any future taxable year. The market value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which is likely to fluctuate (and may fluctuate considerably given that market prices of life sciences companies can be especially volatile). Furthermore, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization and the value of our goodwill, a decline in the value of our shares could affect the determination of whether we are a PFIC. We do not intend to make a determination of our or any of our future subsidiaries’ PFIC status in the future.

A U.S. Holder may be able to mitigate some of the adverse U.S. federal income tax consequences described below with respect to owning the ADSs if we are classified as a PFIC for any taxable year, provided that such U.S. Holder is eligible to make, and validly makes a mark-to-market election, described below. In certain circumstances a U.S. Holder can make a qualified electing fund election, or QEF election, to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

In the event we are classified as a PFIC, in any year in which you hold the ADSs, and you do not make the election described in the following paragraphs, any gain recognized by you on a sale or other disposition (including a pledge) of the ADSs would be allocated ratably over your holding period for the ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by you on your ADSs were to exceed 125% of the average of the annual distributions on the ADSs received during the preceding three years or your holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of shares, described above. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individuals, the denial of a step-up in the basis of your ADSs at death.

If we are a PFIC for any taxable year during which you holds the ADSs, then in lieu of being subject to the special tax regime and interest charge rules discussed above, you may make an election to include gain on the ADSs as ordinary income under a mark-to-market method, provided that such the ADSs are treated as “regularly traded” on a “qualified exchange.” In general, the ADSs will be treated as “regularly traded” for a given calendar year if more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Although the U.S. Internal Revenue Service (“IRS”) has not published any authority identifying specific exchanges that may constitute “qualified exchanges,” Treasury Regulations provide that a qualified exchange is (a) a U.S. securities exchange that is registered with the Securities and Exchange Commission, (b) the U.S. market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a non-U.S. securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and the laws of the country in which such non-U.S. exchange is located and the rules of such non-U.S. exchange ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange effectively promote active trading of listed shares. No assurance can be given that the ADSs will meet the requirements to be treated as “regularly traded” for purposes of the mark-to-market election.

In addition, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, you may continue to be subject to the special tax regime with respect to your indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including shares in any future subsidiary of ours that is treated as a PFIC.

If you make this mark-to-market election, you will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of your ADSs at year-end over your basis in those ADSs. In addition, the excess, if any, of your basis in the ADSs over the fair market value of your ADSs at year-end is deductible as an ordinary loss in an amount equal to the lesser of (i) the amount of the excess or (ii) the amount of the net mark-to-market gains that have been included in income in prior years. Any gain recognized upon the sale of the ADSs will be taxed as ordinary income in the year of sale. Amounts treated as ordinary income will not be eligible for the preferential tax rate applicable to qualified dividend income or long-term capital gains. Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

The U.S. federal income tax rules relating to PFICs are complex. You are urged to consult your tax advisors with respect to the purchase, ownership and disposition of the ADSs, any elections available with respect to such ADSs and the U.S. Internal Revenue Service information reporting obligations with respect to the purchase, ownership and disposition of the ADSs.

Information Reporting and Backup Withholding

Distributions with respect to ADSs and proceeds from the sale, exchange or disposition of ADSs may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. If a U.S. Holder owns ADS during any year in which we are a PFIC, such U.S. Holder (including, potentially, indirect holders) generally must file a U.S. Internal Revenue Service Form 8621 with such holder’s federal income tax return for that year.

Specified Foreign Financial Assets

Tax reporting obligations are imposed on certain U.S. persons that own “specified foreign financial assets,” including securities issued by any foreign person, either directly or indirectly or through certain foreign financial institutions, if the aggregate value of all of those assets exceeds $50,000 on the last day of the taxable year (and in some circumstances, a higher threshold). This reporting requirement applies to individuals and certain entities. The ADSs may be treated as specified foreign financial assets, and investors may be subject to this information reporting regime. Significant penalties and an extended statute of limitations may apply to a U.S. Holder subject to this reporting requirement that fails to file information reports. Each prospective investor that is a U.S. person should consult its own tax advisor regarding this information reporting obligation.

United Kingdom Tax Considerations

The following is a general summary of certain U.K. tax considerations relating to the ownership and disposal of the ordinary shares or the ADSs and does not address all possible tax consequences relating to an investment in the ordinary shares or the ADSs. It is based on current U.K. tax law and generally published HM Revenue & Customs, (or “HMRC”), practice as at the date of this prospectus supplement, both of which are subject to change, possibly with retrospective effect.

Save as provided otherwise, this summary applies only to persons who are resident (and, in the case of individuals, domiciled) in the United Kingdom for tax purposes and who are not resident for tax purposes in any other jurisdiction and do not have a permanent establishment or fixed base in any other jurisdiction with which the holding of the ordinary shares or ADSs is connected (“U.K. Holders”). Persons (a) who are not resident (or, if resident are not domiciled) in the United Kingdom for tax purposes, including those individuals and companies who trade in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which the ordinary shares or the ADSs are attributable, or (b) who are resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, are recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law. In particular:

•	this summary only applies to the absolute beneficial owners of the ordinary shares or the ADSs and any dividends paid in respect of the ordinary shares represented by the ADSs where the dividends are regarded for U.K. tax purposes as that person’s own income (and not the income of some other person);
•	this summary: (a) only addresses the principal U.K. tax consequences for investors who hold the ordinary shares or ADSs as capital assets/investments, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as dealers, brokers or traders in shares or securities and other persons who hold the ordinary shares or ADSs otherwise than as an investment, (c) does not address the tax consequences for holders that are financial institutions, insurance companies, collective investment schemes, pension schemes, charities or tax-exempt organizations, (d) assumes that the holder is not an officer or employee of the Company (or of any related company) and has not (and is not deemed to have) acquired the ordinary shares or ADSs by reason of an office or employment, and (e) assumes that the holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of the ADSs), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the Company, and is not otherwise connected with the Company.

This summary further assumes that a holder of ADSs will be treated as the beneficial owner of the underlying ordinary shares for U.K. tax purposes.

POTENTIAL INVESTORS IN THE ADSs SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.K. TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR ADSs, IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of dividends

Withholding Tax

Dividend payments in respect of the ordinary shares represented by the ADSs may be made without withholding or deduction for or on account of U.K. tax.

Income Tax

Dividends received by individual U.K. Holders will be subject to U.K. income tax on the amount of the dividend paid.

An individual U.K. Holder will be exempt from U.K. income tax (by applying a nil rate of tax) on the first £5,000 (or, from April 6, 2018, £2,000) of dividend income received by such individual U.K. Holder in a tax year, regardless of the amount of the individual’s other taxable income.

Dividend income in excess of the £5,000, or, from April 6, 2018, £2,000 allowance will be taxed at the rate of 7.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder’s income, does not exceed the basic rate income tax limit, at the rate of 32.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder’s income, exceeds the basic rate income tax limit but does not exceed the higher rate income tax limit, and at the rate of 38.1% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder’s income, exceeds the higher rate income tax limit.

An individual holder of ordinary shares or ADSs who is not a U.K. Holder will not be chargeable to U.K. income tax on dividends paid by the Company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. income tax on dividends received from the Company.

Corporation Tax

A U.K. Holder within the charge to U.K. corporation tax may be entitled to exemption from U.K. corporation tax in respect of dividend payments. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the gross amount of any dividends. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be subject to U.K. corporation tax on dividends received from the Company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from U.K. corporation tax discussed above does not apply, be chargeable to U.K. corporation tax on dividends received from the Company.

Taxation of disposals

U.K. Holders

A disposal or deemed disposal of ordinary shares or ADSs by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of U.K. capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of ordinary shares or ADSs are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level of the annual allowance of tax-free gains in that tax year (the “annual exemption”). The annual exemption for the 2017/2018 tax year is £11,300. If, after all allowable deductions, an individual U.K. Holder’s total taxable income (which, for the avoidance of doubt, includes any dividend income within the £5,000 or £2,000 nil rate band described above) for the year exceeds the basic rate income tax limit, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 20%. If, after all allowable deductions, an individual U.K. Holder’s total taxable income for the year does not exceed the basic rate income tax limit, and assuming the individual does not have any other taxable capital gains in the tax year that would use up the remaining basic rate allowance, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 10% on an amount that, when treated as the top slice of the relevant U.K. Holder’s income/gains, does not exceed the basic rate income tax limit and at 20% on the remainder.

A disposal of ordinary shares or ADSs by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for the purpose of U.K. corporation tax. Such a holder may, subject to the restriction described below, should be entitled to an indexation allowance, which applies to reduce capital gains to take account of inflation. The allowance may reduce a chargeable gain but will not create or increase an allowable loss. The U.K. government announced as part of the Autumn Budget 2017 that, for disposals on or after 1 January 2018, indexation allowance will only be available for periods up to December 2017.

Any gains or losses in respect of currency fluctuations over the period of holding the ADSs would also be brought into account on the disposal.

Non-U.K. Holders

An individual holder who is not a U.K. Holder will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her ordinary shares or ADSs unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. capital gains tax on chargeable gains arising from a disposal of his or her ordinary shares or ADSs.

A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its ordinary shares or ADSs unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or ADSs are attributable. In these circumstances, a disposal of ordinary shares or ADSs by such holder may give rise to a chargeable gain or an allowable loss for the purposes of U.K. corporation tax.

Inheritance Tax

If for the purposes of the Taxes on Estates of Deceased Persons and on Gifts Treaty 1978 between the United States and the United Kingdom an individual holder of ordinary shares or ADSs is domiciled in the United States and is not a national of the United Kingdom, any ordinary shares or ADSs beneficially owned by that holder will not generally be subject to U.K. inheritance tax on that holder’s death or on a gift made by that holder during his/her lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid, except where (i) the ordinary shares or ADSs are part of the business property of a U.K. permanent establishment or pertain to a U.K. fixed base used for the performance of independent personal services; or (ii) the ordinary shares or ADSs are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the U.K. (in which case no charge to U.K. inheritance tax should apply).

Stamp Duty and Stamp Duty Reserve Tax

Issue and Transfer of Ordinary Shares

No U.K. stamp duty is payable on the issue of the ordinary shares.

Based on current published HMRC practice and recent case law, there should be no U.K. stamp duty reserve tax (“SDRT”) payable on the issue of ordinary shares to a depositary receipt system or a clearance service (for example DTC).

Transfers, other than transfers which are integral to the raising of new capital, of ordinary shares to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts or to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services, has generally been regarded by HMRC as subject to stamp duty or SDRT at 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred. In practice, this liability for stamp duty or SDRT has in general been borne by such person depositing the relevant shares in the depositary receipt system or clearance service. Recent case law has cast doubt as to whether HMRC’s position regarding transfer to clearance services (and, by extension, depositary systems) is correct. However, HMRC’s publicly stated position as at the date of this document remains as stated above. Transfers of ordinary shares between depositary receipt systems and clearance services will generally be exempt from stamp duty and SDRT.

The transfer on sale of ordinary shares by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

An agreement to transfer ordinary shares outside a depositary receipt system or a clearance service will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration. Such SDRT is payable on the seventh day of the month following the month in which the charge arises, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

Transfer of ADSs

Based on current HMRC published practice, no U.K. stamp duty should be payable on a written instrument transferring an ADS or on a written agreement to transfer an ADS, on the basis that an ADS is not regarded as “stock” or a “marketable security” for U.K. stamp duty purposes.

No SDRT will be payable on an agreement to transfer an ADS, as an ADS is not considered a “chargeable security” for the purposes of SDRT.

UNDERWRITERS

The Company and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs, each representing 12 ordinary shares, par value £0.001 per share, of the Company, or “ordinary shares”, indicated in the following table. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters.

Underwriters	Number of ADSs
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Cowen and Company, LLC
Total

The underwriters are committed to take and pay for all of the ADSs being offered, if any are taken, other than the ADSs covered by the option described below unless and until this option is exercised. The offering of the ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to an additional $33,750,000 of ADSs from the Company. They may exercise that option for 30 days. If any ADSs are purchased pursuant to this option, the underwriters will severally purchase ADSs in approximately the same proportion as set forth in the table above.

The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase $33,750,000 of additional ADSs.

Paid by the Company	No Exercise	Full Exercise
Per ADS	$	$
Total	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.5 million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $15,000.

We will bear all costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including, without limitation, blue sky registration and filing fees, and fees and expenses of our counsel and accountants. The underwriters have agreed to reimburse us for certain expenses related to this offering.

ADSs sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount of up to $    per ADS from the initial public offering price. After the initial offering of the ADSs, the representatives may change the offering price and the other selling terms. The offering of the ADS by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We, and all our directors and executive officers, have agreed that, without the prior written consent of Goldman Sachs & Co., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner &

Smith Incorporated, on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; or
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs.

Whether any such transaction described above is to be settled by delivery of ADSs or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for ordinary shares or ADSs.

The restrictions described in the immediately preceding paragraph to do not apply to:

•	transactions pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act prior to the date of the lock agreement, provided that the amount transferred by the locked-up person pursuant to this clause shall not exceed 6,000 ADSs in the aggregate; or
•	transactions pursuant to a new trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs, provided that, such plan does not provide for transfers of more than 19,000 ADSs during the Lock-up Period and the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, during the Lock-up Period;
•	transactions by any persons other than us relating to the ordinary shares, ADSs or other securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made during the restricted period in connection with subsequent sales of ordinary shares, ADSs or other securities acquired, in such open market transactions;
•	transfers of ordinary shares, ADSs or any security convertible into ordinary shares or ADSs as a bona fide gift or charitable contribution;
•	transfers to any member of the immediate family of the transferee or any trust or pension plan scheme for the direct or indirect benefit of the transferee or the immediate family of the transferee (for the purposes of this section, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
•	transfers to the transferee’s affiliates or to any investment fund or other entity controlled or managed by the transferee;
•	distributions of ordinary shares, ADSs or any security convertible into ordinary shares or ADSs to limited partners, members or shareholders of the transferee;
•	exercises of warrants for ordinary shares, provided that any ordinary shares received in connection with the exercise of warrants is subject to the terms of the lock-up agreement;
•	transfers of ADSs or ordinary shares to us in connection with the cashless exercise of options that would otherwise expire, other than a “broker-assisted” cashless exercise; provided that any ADSs or ordinary shares received in connection with the cashless exercise of options is subject to the terms of the lock-up agreement;
•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or ordinary shares, provided that such plan does not provide for the transfer of ADSs or ordinary shares during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required or voluntarily made by or on behalf of the transferee during the restricted period; or
•	the sale of ADSs by us to the underwriters.

provided that in the case of any transfer or distribution pursuant to the fourth, fifth, sixth, seventh and ninth clauses above, (i) the transferee agrees to sign and deliver a lock-up agreement substantially in the form of the lock-up agreement described above and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of our ordinary shares or ADSs is required or voluntarily made during the restricted period.

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their sole discretion, may release the ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ADSs for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to cover the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional ADSs for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Selling Restrictions

Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our ADSs may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our ADSs may be made at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer;
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive; or
•	provided that no such offer of our ADSs shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our ADSs to be offered so as to enable an investor to decide to purchase our ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restriction set out below.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”) received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

This document, in so far as it constitutes an invitation or inducement to engage in investment activity (within the meaning of section 21 FSMA) in connection with the securities which are the subject of the offering contemplated by this document, our ordinary shares or otherwise, is being directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments who fall within Article 19(5) (“Investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) certain high value persons and entities who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc”) of the Order; or (iv) any other person to whom it may lawfully be communicated (all such persons in (i) to (iv) together being referred to as “relevant persons”). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents. The communication of this document or any such invitation or inducement to any persons other than relevant persons is unauthorized and may contravene FSMA.

No approved prospectus relating to the matters in this document has been made available to the public in the United Kingdom and, accordingly, the securities which are the subject of the offering contemplated by this document may not be, and will not be, offered in the United Kingdom except in circumstances which will not result in there being an offer to the public in the United Kingdom (other than an offer falling within Section 86 FSMA).

Switzerland

The securities will not be distributed or offered, directly or indirectly, to the public in Switzerland and this document may not be publicly distributed or otherwise made publicly available in Switzerland. This document does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of our ordinary shares and certain matters governed by English law will be passed on for us by Mayer Brown International LLP, our English counsel. The validity of the ADSs and certain other matters governed by U.S. federal and New York state law will be passed on for us by Mayer Brown LLP, New York, New York, our U.S. counsel. Certain legal matters in connection with this offering will be passed on for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Edwin Coe LLP, counsel for the underwriters.

EXPERTS

The financial statements incorporated into this Prospectus by reference from GW Pharmaceuticals plc’s Annual Report on Form 20-F for the year ended September 30, 2017 and the effectiveness of GW Pharmaceuticals plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The SEC also maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC.

We will furnish to Citibank, N.A., as depositary bank of our ADSs, our annual and semi-annual reports. When the depositary bank receives these reports, it will upon our request promptly provide them to all holders of record of ADSs or otherwise make such reports available to such ADS holders in accordance with the terms of the deposit agreement. We will also furnish the depositary bank with all notices of shareholders’ meetings and other reports and communications in English that we make available to our shareholders. The depositary bank will make these notices, reports and communications available to holders of ADSs and will upon our request mail to all holders of record of ADSs the information contained in any notice of a shareholders’ meeting it receives.

Our ADSs are quoted on the Nasdaq Global Market under the symbol “GWPH”. You may inspect certain reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

Information about us is also available on our website at http://www.gwpharm.com. Such information on our website is not part of this prospectus supplement.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The following documents filed with the SEC are incorporated in this prospectus supplement by reference:

1)	Our annual report on Form 20-F for the year ended September 30, 2017 (File No. 001-35892) which we filed with the SEC on December 4, 2017; and
2)	The descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on April 26, 2013 and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement all subsequent annual reports filed with the SEC on Form 20-F under the Exchange Act and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.

In addition, all reports and other documents filed or submitted by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of an offering pursuant to this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date of filing or submission of such reports and documents.

You may also obtain copies of these documents free of charge by contacting us at the following address or telephone number set forth below:

GW Pharmaceuticals plc
Sovereign House, Vision Park,
Histon Cambridge,
CB24 9BZ
United Kingdom
Telephone number (44) 1223 266-800

PROSPECTUS

GW PHARMACEUTICALS PLC
(Incorporated in England and Wales)

American Depositary Shares
Representing Ordinary Shares

Debt Securities

We may offer from time to time the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.

We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus relates to the proposed sale from time to time by us or any selling shareholder of our American Depositary Shares, or ADSs. Each ADS represents 12 ordinary shares, par value £0.001 per share. We will not receive any proceeds from ADSs sold by any selling shareholder.

Our ADSs are listed on the Nasdaq Global Market under the symbol “GWPH”. On April 13, 2017, the last reported sale price of our ADSs was $117.07 per ADS. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ADSs on any securities exchange.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus, as well as other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before deciding to invest in these securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the sale of our ordinary shares in the form of ADSs and debt securities, either individually or in any combination.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we or certain of our shareholders may sell the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus only provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offers securities pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

In this prospectus, “GW Pharma,” the “Group,” the “Company,” “we,” “us” and “our” refer to GW Pharmaceuticals plc and its consolidated subsidiaries, except where the context otherwise requires. All references in this prospectus to “$” are to U.S. dollars, all references to “£” are to pounds sterling and all references to “€” are to Euros. Epidiolex® and Sativex® are registered trademarks of GW Pharmaceuticals plc.

We have not authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may review a copy of any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements we file reports with the SEC. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

Our ADSs are quoted on the Nasdaq Global Market under the symbol “GWPH.” We will furnish to Citibank, N.A., as depositary bank of our ADSs, our annual and semi-annual reports. When the depositary bank receives these reports, it will upon our request promptly provide them to all holders of record of ADSs or otherwise make such reports available to such ADS holders in accordance with the terms of the deposit agreement. We will also furnish the depositary bank with all notices of shareholders’ meetings and other reports and communications in English that we make available to our shareholders. The depositary bank will make these notices, reports and communications available to holders of ADSs and will upon our request mail to all holders of record of ADSs the information contained in any notice of a shareholders’ meeting it receives.

We also make available free of charge on our corporate website at www.gwpharm.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. By referring to our corporate website, www.gwpharm.com, we do not incorporate any such website or its contents into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The following documents filed with the SEC are incorporated in this prospectus by reference:

(1)	Our annual report on Form 20-F for the year ended September 30, 2016, which we filed with the SEC on December 5, 2016;
(2)	Our interim report for the period ended December 31, 2016 on Form 6-K filed with the SEC on February 7, 2017 (excluding exhibits thereto); and
(3)	The descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on April 26, 2013 and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Exchange Act and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

In addition, all reports and other documents filed or submitted by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of an offering pursuant to this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing or submission of such reports and documents.

You may also obtain copies of these documents free of charge by contacting us at the following address or telephone number set forth below:

GW Pharmaceuticals plc
Sovereign House, Vision Park, Histon
Cambridge, CB24 9BZ
United Kingdom
(44) 1223 266800

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and any related prospectus supplement, contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus, the documents incorporated by reference and any related prospectus supplement, are forward-looking statements.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

•	the inherent uncertainty of product development;
•	manufacturing and commercialization;
•	our ability to submit and maintain investigational new drug applications and non-disclosure agreements, or NDAs, with the FDA, including our planned submission of our NDA for Epidiolex in mid-2017;
•	our ability to successfully design, commence and complete clinical trials;
•	patents, including, but not limited to, oppositions and legal challenges;
•	government regulation and approval, including, but not limited to, the expected timing of potential regulatory approval dates for Epidiolex;
•	future revenue being lower than expected;
•	the level of pricing and reimbursement for our products and product candidates, if approved;
•	increasing competitive pressures in our industry;
•	general economic conditions or conditions affecting demand for the products offered by us in the markets in which we operate, both domestically and internationally, being less favorable than expected;
•	currency fluctuations and hedging risks;
•	worldwide economic and business conditions and conditions in the industry in which we operate;
•	our relationships with our customers and suppliers;
•	increased competition from other companies in the industry in which we operate;
•	changing technology;
•	claims for personal injury or death arising from the use of products and product candidates produced by us;
•	the occurrence of accidents or other interruptions to our production processes;
•	changes in our business strategy or development plans, and our expected level of capital expenses;
•	our ability to attract and retain qualified personnel, including with respect to our preparation for potential commercialization of Epidiolex;
•	regulatory, environmental, legislative and judicial developments;
•	our intention not to pay dividends; and
•	factors that are not known to us at this time.

Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under “Risk Factors” or elsewhere in this prospectus or in the documents incorporated by reference herein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus not to occur. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only at the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

NOTE REGARDING EXPANDED ACCESS STUDIES

The expanded access studies we are currently supporting are uncontrolled, carried out by individual physician investigators independent from us, and not always conducted in strict compliance with Good Clinical Practices, all of which can lead to an observed treatment effect that may differ from one seen in placebo-controlled trials. Data from these studies provide only anecdotal evidence of efficacy for regulatory review, although they may provide supportive safety information for regulatory review. These studies contain no control or comparator group for reference and are not designed to be aggregated or reported as study results. Moreover, data from such small numbers of patients may be highly variable. Such information, including the statistical principles that the independent investigators have chosen to apply to the data, may not reliably predict results achieved after systematic evaluation of the efficacy in company-sponsored clinical trials or evaluated via other statistical principles that may be applied in these trials. Reliance on such information may lead to Phase 2 and/or Phase 3 clinical trials that are not adequately designed to demonstrate efficacy and could delay or prevent our ability to seek approval of Epidiolex. Physicians conducting these studies may use Epidiolex in a manner inconsistent with GW’s protocols, including in children with conditions different from those being studied in GW-sponsored trials. Any adverse events or reactions experienced by subjects in the expanded access program may be attributed to Epidiolex and may limit our ability to obtain regulatory approval with labeling that we consider desirable, or at all.

THE COMPANY

We are a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics from our proprietary cannabinoid product platform in a broad range of disease areas. In our 18 years of operations, we have established a world leading position in the development of plant-derived cannabinoid therapeutics through our proven drug discovery and development processes, our intellectual property portfolio and our regulatory and manufacturing expertise. Our lead cannabinoid product candidate is Epidiolex, a liquid formulation of pure plant-derived cannabidiol, or CBD, for which we retain global commercial rights, and which is in development for a number of rare childhood-onset epilepsy disorders. We received Orphan Drug Designation from the U.S. Food and Drug Administration, or FDA, for Epidiolex for the treatment of Dravet syndrome, Lennox-Gastaut syndrome, or LGS, Tuberous Sclerosis Complex, or TSC, and Infantile Spasms, or IS, each of which are severe infantile-onset, drug-resistant epilepsy syndromes. Additionally, we have received Fast Track Designation from the FDA and Orphan Designation from the European Medicines Agency, or EMA, for Epidiolex for the treatment of Dravet syndrome. In March 2016, we reported positive results from the first pivotal Phase 3 trial of Epidiolex in Dravet syndrome. In June 2016, we reported positive results from the first pivotal Phase 3 trial of Epidiolex in LGS. In July 2016, we held a positive pre-NDA meeting with the FDA to discuss pre-clinical and clinical aspects of the proposed New Drug Application, or NDA, for Epidiolex. In November, we held a positive CMC pre-NDA meeting. We expect to submit a NDA to the FDA in mid-2017 for Epidiolex in both Dravet syndrome and LGS. We are also building an experienced commercial team in the United States in preparation for the potential future launch of Epidiolex.

We have a deep pipeline of additional cannabinoid product candidates with an increasing focus on orphan pediatric neurologic conditions. Our pipeline includes cannabidivarin, or CBDV, which is in Phase 2 development in the field of epilepsy and is also being researched within the field of autism spectrum disorders, or ASD. In addition, we have received Orphan Drug Designation and Fast Track Designation from the FDA for intravenous CBD for the treatment of Neonatal Hypoxic Ischemic Encepholapthy, or NHIE, which entered Phase 1 development in the fourth quarter of 2016.

Corporate Information

Our registered and principal executive offices are located at Sovereign House, Vision Park, Chivers Way, Histon, Cambridge, CB24 9BZ, United Kingdom, our general telephone number is (44) 1223 266-800 and our internet address is http://www.gwpharm.com. Our website and the information contained on or accessible through our website are not part of this document. Our agent for service of process in the United States is Greenwich Biosciences, Inc., 5750 Fleet Street, Suite 200, Carlsbad, California, 92008. Since May 1, 2013, our ADSs, which represent 12 ordinary shares each, have been listed on the Nasdaq Global Market, or Nasdaq, under the symbol “GWPH.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. Unless otherwise indicated in an accompanying prospectus supplement, we will not receive any of the proceeds from the sale of ADSs by any selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the three months ended December 31, 2016, and each of the five fiscal years ended September 30, 2016:

	Three Months Ended December 31, 2016		Year End September 30, 2016		Year End September 30, 2015		Year End September 30, 2014		Year End September 30, 2013		Year End September 30, 2012
Ratio(1)	N/A	(2)	N/A	(2)	N/A	(2)	N/A	(2)	N/A	(2)	1,243

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges less capitalized interest. Fixed charges consist of interest expense related to continuing operations and estimated interest portion of rent expense related to continuing operations.
(2)	Earnings for the three months ended December 31, 2016 and for the years ended September 30, 2013, 2014, 2015 and 2016 were not sufficient to cover fixed charges. Earnings are insufficient by a total of approximately £18.4 million for the three months ended December 31, 2016, £10.4 million for the year ended September 30, 2013, £19.9 million for the year ended September 30, 2014, £57.7 million for the year ended September 30, 2015 and £86.8 million for the year ended September 30, 2016. As a result, the ratio of earnings to fixed charges has not been presented for any of these periods. For further information, see the Statement Regarding Calculation of Ratios, which is included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the United Kingdom and the United States. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles of association, copies of which have been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.

Issued Share Capital

Our issued share capital as of the date of this prospectus is 303,943,436 ordinary shares, par value £0.001 per share. Each issued ordinary share is fully paid.

Ordinary Shares

The holders of ordinary shares are entitled to receive, in proportion to the number of ordinary shares held by them and according to the amount paid up on such ordinary shares (excluding amounts paid up in advance of a call) during any portion or portions of the period in respect of which the dividend is paid, all of our profits paid out as dividends. Holders of ordinary shares are entitled, in proportion to the number of ordinary shares held by them and to the amounts paid up thereon, to share in any surplus in the event of the winding up of our company. The holders of ordinary shares are entitled to receive notice of, attend either in person or by proxy or, being a corporation, by a duly authorized representative, and vote at general meetings of shareholders.

As of December 31, 2016, there were options to purchase 9,100,437 ordinary shares outstanding. All options granted are exercisable at the market value on the date of the grant, with the exception of options issued under our Long Term Incentive Plan, which are issued with an exercise price equivalent to the par value of the shares under option. The vesting period for all options granted is three years from the date of grant and the options lapse after ten years.

Our Articles of Association

Shares and rights attaching to them

General

All ordinary shares have the same rights and rank pari passu in all respects. We may issue shares with such preferred, deferred or other rights, or such restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as we may determine by ordinary resolution (or, failing any such determination, as the directors may determine).

Voting rights

Without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital from time to time, the voting rights of shareholders are as follows. On a show of hands, each shareholder present in person, and each duly authorized representative present in person of a shareholder that is corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder. We are prohibited (to the extent specified by the Companies Act 2006) from exercising any rights to attend or vote at meetings in respect of any shares held by it as treasury shares.

Restrictions on voting where sums overdue on shares

None of our shareholders shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The directors may from time to time make calls on shareholders in respect of any moneys unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days’ notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Dividends

We may by ordinary resolution declare dividends out of our profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. If, in the opinion of the directors, our profits available for distribution justify such payments, the directors may pay fixed dividends payable on any of our shares with preferential rights, half-yearly or otherwise, on fixed dates and from time to time pay interim dividends to the holders of any class of shares. Subject to any special rights attaching to or terms of issue of any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. No dividend shall be payable to us in respect of any shares held by us as treasury shares.

We may, upon the recommendation of the directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets.

All dividends unclaimed may be invested or otherwise used at the directors’ discretion for our benefit until claimed (subject as provided in the articles of association), and all dividends unclaimed after a period of 12 years from the date when such dividend became due for payment shall be forfeited and shall revert to us.

The directors may, if so authorized by ordinary resolution passed at any general meeting, offer any holders of the ordinary shares the right to elect to receive in lieu of that dividend an allotment of ordinary shares credited as fully paid.

We may cease to send any check or warrant by mail or may stop the transfer of any sum by any bank or other funds transfer system for any dividend payable on any of our shares, which is normally paid in that manner on those shares if in respect of at least two consecutive dividends the checks or warrants have been returned undelivered or remain uncashed or the transfer has failed and reasonable inquiries made by us have failed to establish any new address of the holder.

We or the directors may specify a “record date” on which persons registered as the holders of shares shall be entitled to receipt of any dividend.

Distribution of assets on winding up

Subject to any special rights attaching to or the terms of issue of any shares, on any winding up of the Company our surplus assets remaining after satisfaction of our liabilities will be distributed among our shareholders in proportion to their respective holdings of shares and the amounts paid up on those shares.

On any winding up of the Company (whether the liquidation is voluntary, under supervision or by the Court), the liquidator may with the authority of a special resolution of the Company and any other sanction required by any relevant legislation, divide among our shareholders (excluding the Company itself to the extent that it is a shareholder by virtue of its holding any shares or treasury shares) in specie or in kind the whole or any part of our assets (subject to any special rights attached to any shares issued by us in the future) and may for that purpose set such value as he deems fair upon any one or more class or classes of property and may determine how that division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with that sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he with the relevant authority determines, and the liquidation of the Company may be closed and the Company dissolved, but so that no shareholders shall be compelled to accept any shares or other property in respect of which there is a liability.

Variation of rights

The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the shareholders of that class, but not otherwise.

Transfer of shares

All of our shares are in registered form and may be transferred by a transfer in any usual or common form or any form acceptable to the directors. All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of a relevant system and subject thereto in accordance with any arrangements made by the directors.

The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien provided that, where any such share is admitted to trading on the London Stock Exchange that discretion may not be exercised in such a way as to prevent dealings in shares of that class from taking place on an open and proper basis;
•	(except where uncertificated shares are transferred without a written instrument) not lodged duly stamped at our registered office or at such other place as the directors may appoint;
•	(except where a certificate has not been issued) not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;
•	in respect of more than one class of share; or
•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Capital variations

We may by ordinary resolution, consolidate and divide all or any of our share capital into shares of a larger nominal amount than our existing shares or subdivide our shares, or any of them, into shares of a smaller amount than our existing shares. By special resolution confirmed by the court, we may reduce our share capital, any capital redemption reserve fund or any share premium account. We may redeem or purchase any of our own shares as described in “— Other UK law considerations — Purchase of own shares.”

Pre-emption rights

There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act 2006 in respect of the allotment of new shares in the Company as described in “— Differences in Corporate Law — Pre-emptive rights.” These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Directors

Number

Unless and until we in a general meeting of our shareholders otherwise determine, the number of directors shall not be subject to any maximum but shall not be less than two.

Borrowing powers

Under our directors’ general power to manage our business, our directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ interests and restrictions

(a) The board may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us which would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006, to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the Company for any remuneration or other benefit which he derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by the board.

(b) Provided that he has disclosed to the directors the nature and extent of any interest of his, a director may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is interested and he may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any subsidiary of the Company or in other body corporate in which the Company is interested and that director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(c) A director shall not vote at a meeting of the directors in respect of any transaction or arrangement in which he has an interest (together with any person connected with him within the meaning of section 252 of the Companies Act 2006), other than (i) an interest arising solely through interest in shares or debentures or other securities of the Company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, or (iii) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting in relation to any resolution on which his is not entitled to vote.

(d) A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

(i) a guarantee, security or indemnity by or to the director in respect of an obligation of the Company or any of its subsidiaries;

(ii) subscription, or an agreement to subscribe, for shares or other securities of us or any of our subsidiaries, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by us or any of our subsidiaries for subscription, purchase or exchange;

(iii) arrangements pursuant to which benefits are made available to employees and directors or former employees and directors of us or any of our subsidiaries which do not provide special benefits for directors or former directors;

(iv) the purchase or maintenance of insurance which we are empowered to purchase or maintain for any person who is a director or other officer of us under which he may benefit;

(v) the giving to a director of an indemnity against liabilities incurred or to be incurred by that director in the execution and discharge of his duties;

(vi) the provision to a director of funds to meet expenditure incurred or to be incurred by that director in defending criminal or civil proceedings or otherwise enabling him to avoid incurring that expenditure; or

(vii) proposals concerning any other company in which the director is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him) does not to his knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights available to shareholders of the relevant company;

(e) Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting for another reason) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(f) If any question shall arise at any meeting as to the materiality of a director’s interest or as to the entitlement of any director to vote or count in the quorum and such question is not resolved by his agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or where the interest concerns the chairman himself to the deputy chairman of the meeting) and his ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration

(a) Each of the directors may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of the Company such sum by way of directors’ fees as the directors may from time to time determine.

(b) Any director who is appointed to hold any employment or executive office with us or who, by our request, goes or resides abroad for any purposes of the Company or who otherwise performs services which in the opinion of the directors are outside the scope of his ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine and either in addition to or in lieu of any remuneration provided for by or pursuant to any other Article.

(c) Each director may be paid his reasonable travelling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting which as a director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director.

Pensions and other benefits

The directors may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, the Company or any body corporate which is or has been a subsidiary of the Company or a predecessor of the business of the Company or of any such subsidiary and for the families and persons who are or were a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and retirement of directors

(a) The directors shall have power to appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director, but so that the total number of directors shall not exceed the maximum number (if any) fixed by the Company in a general meeting. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

(b) We may by ordinary resolution elect any person who is willing to act as a director either to fill a casual vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association but so that the total number of directors shall not at any one time exceed the maximum number (if any) fixed by the Company in a general meeting.

(c) At each annual general meeting a minimum number equal to one-third of the number of those directors who are not due to retire at the annual general meeting under sub-paragraph (a) above (referred to for as the purposes of this paragraph relevant directors) (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office. Directors retiring under paragraph (e) below shall be counted as part of this minimum number.

(d) The directors to retire by rotation pursuant to paragraph (c) above shall include (so far as necessary to obtain the minimum number required and after taking into account the directors to retire under paragraph (e) below) any relevant director who wishes to retire and not to offer himself for re-election. Any further directors to retire shall be those of the other relevant directors who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring director shall be eligible for re-election.

(e) In any event, each director shall retire and shall (unless his terms of appointment with the Company specify otherwise) be eligible for re-election at the annual general meeting held in the third calendar year (or such earlier calendar year as may be specified for this purpose in his terms of appointment with the Company) following his last appointment, election or re-election at any general meeting of the Company.

(f) At the meeting at which a director retires under any provision of our articles of association, we may by ordinary resolution fill the vacated office by appointing a person to it, and in default the retiring director shall be deemed to have been re-appointed except where:

(i) that director has given notice to us that he is unwilling to be elected; or

(ii) at such meeting it is expressly resolved not to fill such vacated office or a resolution for the reappointment of such director shall have been put to the meeting and not passed.

(g) In the event of the vacancy not being filled at such meeting, it may be filled by the directors as a casual vacancy in accordance with sub-paragraph (a) above.

(h) The retirement of a director pursuant to paragraphs (c), (d) and (e) shall not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and not passed and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without break.

Indemnity of officers

Each of our directors and other officers (other than an auditor) are entitled to be indemnified by us against any liability incurred by or attaching to him in the actual or purported execution and discharge of his duties, the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or office. However, in the case of a director, such indemnity does not extend to any indemnity rendered void by the Companies Act 2006. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director as described in “— Differences in Corporate Law — Liability of Directors and Officers.”

Shareholders meetings

Annual general meetings

We shall in each year hold a general meeting of our shareholders in addition to any other meetings in that year, and shall specify the meeting as such in the notice convening it. The annual general meeting shall be held at such time and place as the directors may appoint.

Calling of general meetings

The arrangements for the calling of general meetings are described in “— Differences in Corporate Law — Notice of General Meetings.”

Quorum of meetings

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the appointment of a chairman, which shall not be treated as part of the business of a meeting. Two persons present and entitled to vote upon the business to be transacted, each being either a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation which is a shareholder shall be a quorum for all purposes.

Other UK law considerations

Mandatory purchases and acquisitions

Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for the Company and the offeror has acquired or unconditionally contracted to acquire not less than 90 percent of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer.

Disclosure of interest in shares

Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question (“default shares”), the directors may by notice direct that:

•	in respect of the default shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or
•	where the default shares represent at least 0.25 percent of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant member of shares other than approved transfers may be registered (unless the member himself is not in default and the transfer does not relate to default shares), and/or (c) any shares held by the relevant member in uncertificated form shall be converted into certificated form.

Purchase of own shares

Under English law, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may purchase on a recognized investment exchange our own fully paid shares pursuant to an ordinary resolution of the Company. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;
•	determine the maximum and minimum prices that may be paid for the shares; and
•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by special resolution of the Company before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Differences in Corporate Law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors	Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

	England and Wales	Delaware
General Meeting	Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

	Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, if any, the date, the hour, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes of the meeting.

	England and Wales	Delaware
Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Preemptive Rights	Under the Companies Act 2006, “equity securities” (being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares) proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

England and Wales	Delaware
Liability of Directors and Officers	Under the Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).	Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
• any breach of the director’s duty of loyalty to the corporation or its stockholders;
• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
• intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
• any transaction from which the director derives an improper personal benefit.

England and Wales	Delaware
Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	England and Wales	Delaware
Shareholder Vote on Certain Transactions	The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:	Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•

the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

• the approval of the board of directors; and

  •

approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

• the approval of the court.

	England and Wales	Delaware
Standard of Conduct for Directors	Under English law, a director owes various statutory and fiduciary duties to the company, including:	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
• to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;
• to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
• to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;
• to exercise independent judgment;
• to exercise reasonable care, skill and diligence;
• not to accept benefits from a third party conferred by reason of his being a director or doing (or not doing) anything as a director; and
• a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

	England and Wales	Delaware
Stockholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

• allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•

state the reasons for not making the effort. Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

City Code on Takeovers and Mergers

If at the time of a takeover offer the U.K. Panel on Takeovers and Mergers (the “Takeover Panel”) determines that we have our place of central management and control in the United Kingdom, we would be subject to the U.K. City Code on Takeovers and Mergers (the “Takeover Code”), which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

(a) acquires an interest in our shares which, when taken together with shares in which such person or persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

(b) who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest or other payments by us to non-resident holders of our ordinary shares or ADSs, other than withholding tax requirements. There is no limitation imposed by English law or our articles of association on the right of non-residents to hold or vote shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the form of deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the form of deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-187978 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive 12 ordinary shares on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. Owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and by the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder, you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deducting the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Shares for the securities on deposit with the custodian, we will deposit the applicable number of Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Shares deposited or modify the ADS-to-Share ratio, in which case each ADS you hold will represent rights and interests in an integral number of the additional Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Share ratio upon a distribution of Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional Shares, we will give prior notice to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, we indicate that we wish such rights to be made available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•	We fail to deliver satisfactory documents to the depositary bank; or
•	It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if it is unlawful and reasonably practicable, we indicate that we wish such election to be made available to holders of ADSs, and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, upon the terms described above for distributions of cash and Shares, respectively, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Shares or rights to purchase additional Shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you, we indicate that we wish such distribution to be made available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or
•	We do not deliver satisfactory documents to the depositary bank; or
•	The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Shares

The Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such Shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Shares

The Shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the applicable prospectus supplement.

The depositary bank may create ADSs on your behalf if you or your broker deposit Shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Shares to the custodian. Your ability to deposit Shares and receive ADSs may be limited by U.S., as well as English and Welsh legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of Shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

•	The Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.
•	All preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised.
•	You are duly authorized to deposit the Shares.
•	The Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).
•	The Shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split-Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;
•	provide any transfer stamps required by the State of New York or the United States; and
•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split-up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Shares at the custodian’s offices. Your ability to withdraw the Shares may be limited by U.S. and England and Wales considerations applicable at the time of withdrawal. In order to withdraw the Shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•	Temporary delays that may arise because (i) the transfer books for the Shares or ADSs are closed, or (ii) Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.
•	Obligations to pay fees, taxes and similar charges.
•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
•	The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Shares represented by your ADSs. The voting rights of holders of Shares are described in “Description of Share Capital — Key Provisions of Our Articles of Association — Shares and rights attaching to them — Voting Rights.”

At our request, the depositary bank will distribute to you any notice of shareholders meetings received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. The timing required by the depositary bank and set forth in the deposit agreement to establish a record date and to distribute the notice of meeting and voting materials to holders of ADSs may differ from the timelines set forth in “Description of Share Capital — Differences in Corporate Law.”

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

•	In the event of voting by show of hands, the Depositary will vote (or cause the custodian to vote) all Shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.
•	In the event of voting by poll, the Depositary will vote (or cause the custodian to vote) the Shares held on deposit in accordance with the voting instructions received from the holders of ADSs. Under certain limited circumstances described in the deposit agreement, a person designated by us shall be entitled to vote the Shares held on deposit for which voting instructions have not been timely received by the depositary from holders of ADSs.

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Except as described in the deposit agreement, securities for which no voting instructions have been received will not be voted.

Fees and Charges

The following table shows the fees and charges that a holder of our ADSs may have to pay, either directly or indirectly. These fees and charges are set by the Depositary and are subject to change:

Service	Fees
Issuance of ADSs	Up to U.S. 5¢ per ADS issued
Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
Distribution of cash dividends or other cash distributions	Up to U.S. 5¢ per ADS held
Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights	Up to U.S. 5¢ per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
Depositary Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

•	Fees for the transfer and registration of Shares or other deposited securities, including those charged by the registrar and transfer agent for the Shares in England and Wales (i.e., upon deposit and withdrawal of Shares).
•	Expenses incurred for converting foreign currency into U.S. dollars.
•	Expenses for cable, telex and fax transmissions and for delivery of securities.
•	Taxes and duties (including applicable interest and penalties) and other governmental charges, including upon the transfer of securities (i.e., when Shares are deposited or withdrawn from deposit).
•	Fees and expenses as are incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, deposited securities, ADSs and ADRs.
•	Fees and expenses incurred in connection with the delivery or servicing of Shares and other property on deposit.

Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The Depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of a refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADS program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADS program or otherwise, upon such terms and conditions as we and the depositary bank may agree from time to time.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

•	We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•	The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•	The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Shares, for the validity or worth of the Shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•	We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•	We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.
•	We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.
•	We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.
•	We and the depositary bank also disclaim liability for the inability of a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Shares but is not, under the terms of the deposit agreement, made available to you.
•	We and the depositary bank, our and its controlling persons and agents and any custodian may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•	We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of Shares or release Shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ADSs outstanding (other than ADSs issued in pre-release transactions); provided that the depositary bank may change or disregard such limit in its discretion) and imposes a number of conditions on such transactions (e.g., the need to receive collateral, the type of collateral required, the representations required from brokers and other conditions). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split-up or combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practicable or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.
•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.
•	Hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Our debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to an indenture to be entered into between us and The Bank of New York Mellon, as trustee.

Because the following is only a summary of selected provisions of the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indenture and any supplemental indentures thereto or officers’ certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” and “our” refer to GW Pharmaceuticals plc only and not to any of its subsidiaries.

General

The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture does not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.

When we refer to “debt securities” or a “series of debt securities,” we mean debt securities or a series of debt securities issued under the indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Unless we inform you otherwise in the prospectus supplement, the indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;
•	the total principal amount of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;
•	any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;
•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;
•	the place or places where payments on the debt securities will be payable;
•	any provisions for optional redemption or early repayment;
•	any provisions for the conversion or exchange of the debt securities into other securities, cash or property;
•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;
•	the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;
•	whether the provisions described below under the heading “— Defeasance and Discharge” apply to the debt securities;
•	any changes or additions to the events of default or covenants described in this prospectus;
•	any restrictions or other provisions relating to the transfer, conversion or exchange of debt securities; and
•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United Kingdom federal income tax consequences and other special considerations.

We may purchase or otherwise acquire such debt securities, whether by open market purchases, negotiated transactions or otherwise.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);
•	our failure to pay the principal of or any premium on any debt security of that series when due;
•	a default in the observance or performance of any other covenant or agreement in the indenture applicable to debt securities of such series which continues for a period of 60 days after we receive written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under the indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets);
•	one or more judgments in an aggregate amount in excess of $25 million shall have been rendered against us remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;
•	specified events involving bankruptcy, insolvency or reorganization of the Company; and
•	any other event of default provided for in that series of debt securities.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;
•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;
•	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;
•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

We will be required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we will be required within five business days to deliver to the trustee a statement specifying such default or event of default.

Modification and Waiver

Except as provided in the next four succeeding paragraphs, the indenture and the debt securities issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;
•	reduce the rate of or change the time for payment of interest on any debt security;
•	waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;
•	waive a redemption payment with respect to any debt securities;
•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of the Company’s ordinary shares, depositary receipts representing its ordinary shares, or other securities, cash or other property in accordance with the terms of such Security;
•	impair a holder’s right to sue for payment of any amount due on its debt security; or
•	make any change in the preceding amendment, supplement and waiver provisions.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any debt securities or request a waiver.

We and the trustee may supplement or amend the indenture or the debt securities without notice to or the consent of any holders of debt securities issued under the indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to establish the form or terms of debt securities of any series as permitted by the indenture;
•	to provide for the assumption of our obligations to holders of debt securities of any series in the case of a merger or consolidation or sale of all or substantially all of our properties or assets, as applicable;
•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any such holder;
•	to add additional covenants for the benefit of the holders of all or any series of debt securities;
•	to add additional events of default with respect to all or any series of debt securities;
•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;
•	to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of debt securities of that or any other series in any material respect;
•	to secure the debt securities;
•	to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or
•	to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series, as set forth in an officers’ certificate.

Defeasance and Discharge

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture.

If we deposit with the trustee under the indenture any combination of money or non-callable government securities sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or
•	we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

With respect to legal defeasance, if a series of debt securities is defeased pursuant to such terms, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except with respect to provisions relating to (i) the payment of principal, interest, premiums, if any, and additional amounts, if any, (ii) the registration, transfer and exchange of the securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) optional redemption, if any.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under the indenture, except for our obligation to register the transfer, conversion or exchange of debt securities of that series, when:

•	either:
•	all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or
•	all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
•	no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;
•	we have paid or caused to be paid to the trustee all sums payable by us to it under the indenture with respect to such series; and
•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

The laws of the State of New York will govern the Indenture and the securities of each series of debt securities issued thereunder.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture.

PLAN OF DISTRIBUTION

Any of the securities being offered by this prospectus may be sold:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	through brokers;
•	directly to purchasers or to a single purchaser; or
•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on NASDAQ or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	through put or call option transactions relating to the securities;
•	under delayed delivery contracts or other contractual commitments;
•	in connection with hedging transactions; or
•	a combination of such methods of sale.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation or discount to be received by any FINRA member or independent broker dealer may not exceed 8 percent of the offering proceeds from the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters of United States federal law and New York State law will be passed upon for us by Mayer Brown LLP. The validity of the ordinary shares represented by the ADSs and certain other legal matters as to English law will be passed upon for us by Mayer Brown International LLP.

EXPERTS

The financial statements incorporated in this prospectus, by reference from the Company’s Annual Report on Form 20-F and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of England and Wales. Many of our directors and officers reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court.

We have appointed Greenwich Biosciences Inc. as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction in the Borough of Manhattan in New York, New York, arising out of or based upon the ADSs, the deposit agreement or the underwriting agreement related to the ADSs.

Mayer Brown International LLP, our English solicitors, has advised us that there is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

$225,000,000

GW Pharmaceuticals plc

Representing      Ordinary Shares

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

Morgan Stanley

BofA Merrill Lynch

Cowen